UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Western Sizzlin Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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WESTERN SIZZLIN CORPORATION

July 15, 2009

Dear Fellow Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Western Sizzlin Corporation (the “Company”) to be held at the NASDAQ Marketsite located at 4 Times Square (Broadway at the corner of 43rd Street), New York, New York 10036, on Thursday, August 13, 2009 at 2:00 p.m. local time.  The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs and we hope you can attend in person.  Whether or not you plan to attend the meeting, it is important that your shares be represented.  Therefore, please sign, date, and mail the enclosed proxy at your earliest convenience.

Sincerely,

/s/ Sardar Biglari

Sardar Biglari
Chairman of the Board

Notice of Annual Meeting of Stockholders

of

WESTERN SIZZLIN CORPORATION

July 15, 2009

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders of Western Sizzlin Corporation, a Delaware corporation (the “Company”), will be held on Thursday, August 13, 2009 at 2:00 p.m. local time, at the NASDAQ Marketsite located at 4 Times Square (Broadway at the corner of 43rd Street), New York, New York 10036, for the following purpose as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect six Directors to the Board of Directors to serve for the upcoming annual term and until their successors are duly elected and qualified.

Only stockholders of record at the close of business on July 13, 2009 are entitled to receive notice of and vote at the meeting.

All stockholders are cordially invited to attend the meeting in person.  However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed Proxy card as promptly as possible.  Stockholders attending the meeting may revoke this proxy and vote in person.

Sincerely,

/s/ Sardar Biglari

Sardar Biglari
Chairman of the Board

Roanoke, Virginia

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. This Notice of Annual Meeting of Stockholders, the Proxy Statement, form of Proxy Card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at: http://www.western-sizzlin.com/investors/meeting2009.html.

WESTERN SIZZLIN CORPORATION
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of Western Sizzlin Corporation, a Delaware corporation, for use at its 2009 Annual Meeting of Stockholders to be held on August 13, 2009, at 2:00 p.m. local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.  The Annual Meeting will be held at the NASDAQ Marketsite located at 4 Times Square (Broadway at the corner of 43rd Street), New York, New York 10036, on Thursday, August 13, 2009 at 2:00 p.m. local time.  The Company’s principal executive offices are located at 401 Albemarle Ave SE, Roanoke, Virginia  24013.  The Company’s telephone number is (540) 345-3195.

These proxy solicitation materials will be mailed on or about July 20, 2009, to all stockholders entitled to vote at the meeting.

Record Date; Outstanding Shares

Stockholders at the close of business on the Record Date of July 13, 2009, are entitled to receive a notice of, and vote at, the meeting.  On the Record Date 2,831,884 shares of the Company’s Common Stock, $0.01 par value, were issued and outstanding.  For information regarding holders of more than 5% of the outstanding Common Stock, see “Election of Directors—Security Ownership of Certain Beneficial Owners and Management.”

Revocability of Proxies

Proxies given pursuant to this solicitation may be revoked at any time before they have been used.  Revocation will occur by delivering a written notice of revocation to the Company or by duly executing a proxy bearing a later date.  Revocation will also occur if the individual attends the meeting and votes in person.

Voting and Solicitation

Every stockholder of record on the record date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting.  In the election of directors, each stockholder will be entitled to vote for six nominees and the six nominees with the greatest number of votes will be elected.

The cost of this solicitation will be borne by the Company.  The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners.  Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, by telephone or by telegram.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date.  Shares that are voted “FOR,” “AGAINST,” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and also treated as shares “represented and voting” or “present and entitled to vote” at the Annual Meeting with respect to such matter.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast with respect to the election of directors.  Proxies which are properly signed and returned will be voted at the meeting along with the shares of Common Stock represented in person and voting.  Stockholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications.  In the absence of such specifications, the proxy will be voted “FOR” the six nominees for the Board of Directors.

No Right of Appraisal

Neither Delaware law, our Restated Certificate of Incorporation, as amended, nor our Bylaws, as amended, provide for appraisal or other similar rights for dissenting stockholders in connection with the proposal to elect directors to the Board of Directors.  Accordingly, stockholders will have no right to dissent and obtain payment for their shares.

Deadline for Receipt of Stockholder Proposals

Stockholders may submit proposals for consideration at future stockholder meetings. Our Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in Company-sponsored proxy materials for that meeting.  To be timely under our Bylaws, Stockholder proposals which are intended to be presented at the Company’s 2010 Annual Meeting must be received by the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the Company’s 2009 annual meeting.   The notice must contain the information required by the Bylaws.

These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in Company-sponsored proxy materials.  In order for a stockholder proposal to be considered for inclusion in the Company’s proxy statement for next year’s Annual Meeting, the written proposal must be received by the Company no later than March 22, 2010.  Such proposals also will need to comply with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Rule 14a-8, regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

ELECTION OF DIRECTORS

General

Six directors are to be elected at the Annual Meeting, and all nominees are presently serving as directors.  Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company’s six nominees named below.  In the event that any of the nominees shall be unavailable to serve, the proxy holders will vote in their discretion for a substitute nominee.  It is not expected that any nominee will be unavailable.  The term of office of each person elected as a director is a one-year term, until the 2010 Annual Meeting and until his successor shall have been elected and qualified.

Nominees for Election at the Annual Meeting

The names of the six nominees and certain information about them are set forth below:

Name of Nominee	Age	Position	Since
Sardar Biglari	31	Chairman of the Board and Director	2005
Philip L. Cooley	65	Vice Chairman of the Board and Director	2005
Titus W. Greene	72	Director	2002
Jonathan Dash	30	Director	2006
Kenneth R. Cooper	64	Director	2007
Martin S. Fridson	56	Director	2007

Sardar Biglari has been a director since December  2005 and Chairman since March 2006.  In  May  2007, Mr. Biglari was appointed President and Chief Executive Officer of the Company. Mr. Biglari has also served as the Chairman and Chief Executive Officer of Biglari Capital Corp., the general partner of The Lion Fund, L.P., a private investment fund, since its inception in 2000.  He is a director of The Steak n Shake Company (NYSE: SNS), since March 2008, and its Chairman and Chief Executive Officer since August 2008.

Philip L. Cooley Ph.D. has been a director since December 2005 and Vice Chairman since March 2006.  Dr. Cooley is the Prassel Distinguished Professor of Business at Trinity University in San Antonio, Texas, since 1985.  He has served as an advisory director of  Biglari Capital Corp. since 2000.  He is a director of the Steak n Shake Company (NYSE:  SNS), Consumer Credit Counseling Service of Greater San Antonio, Financial Management Association International and Eastern Finance Association.

Titus W. Greene has been a director since September  2002, and previously served as Chairman of the Board and a director from 1993 to 1996.  Mr. Greene was a Western Sizzlin franchisee from 1973 to 1996.

Jonathan Dash has been a director since March  2006.  Mr. Dash has served as the President of Dash Acquisitions, LLC, whose principal business is investment management, since 2004.

Kenneth R. Cooper has been a director since February  2007.  Mr. Cooper has been engaged in the private practice of law in San Antonio, Texas, since 1974, specializing in real estate transactions.

Martin S. Fridson has been a director since November  2007.  Mr. Fridson is the Chief Executive Officer of Fridson Investment Advisors, LLC, an investment management firm.  Mr. Fridson was the Chief Executive Officer of FridsonVision LLC, an independent investment research firm, from 2003 to 2008.

Required Vote and Board Recommendation

The six nominees for director receiving the highest number of affirmative votes form the shares voted at the annual meeting will be elected as directors.  Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.  Stockholders do not have the right to cumulative votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

GENERAL INFORMATION ON THE BOARD OF DIRECTORS

Board Meetings and Attendance

The Board of Directors met two times during calendar year 2008, and held three telephonic meetings.  The Audit and Finance Committee held five meetings, the Compensation Committee held two meetings, and the Nominating and Governance Committee held one meeting.  All directors were present for at least 75% of the Board and committee meetings.

Board Attendance at Annual Meeting of Stockholders

The Company has no formal policy for director attendance at the Annual Meeting, but all directors are encouraged to attend.  All directors attended the 2008 Annual Meeting.

Compensation of Directors

In 2008, directors were paid a $1,500 quarterly retainer fees.  In addition, the Chairs of the Compensation Committee and Nominations and Governance Committee received an additional $250 per quarter.  The Chair of the Audit and Finance Committee received an additional $500 per quarter. Each director is paid an additional $1,500 and reimbursement for out-of-pocket expenses incurred for attending each Board meeting in person.  The directors receive $500 for each telephonic Board meeting and committee meeting when not part of a full Board meeting.  Since April 2007, the Board suspended indefinitely the granting of stock options to directors.

Director Compensation

NAME	FEES EARNED OR PAID IN CASH ($)	OPTION AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Sardar Biglari	14,000	0	0	14,000
Philip L. Cooley	13,500	0	0	13,500
Jonathan Dash	11,000	0	0	11,000
Titus W. Greene	12,500	0	0	12,500
Kenneth R. Cooper	11,500	0	0	11,500
Martin S. Fridson	11,000	0	0	11,000

Director Independence

The Company’s Common Stock is listed on the Nasdaq Capital Market. The Board of Directors has determined that all directors, other than Mr. Biglari by virtue of his positions as President and Chief Executive Officer, are “independent” as measured by the Nasdaq Corporate Governance Rules applicable to companies listed on the Nasdaq Capital Market.

Communications with the Board

Stockholders desiring to communicate with the Board should send written correspondence to the Company’s Secretary at the headquarters address listed in this Proxy Statement. Inquiries sent by mail will be reviewed by an executive officer of the Company and if they are relevant to, and consistent with, our operations, policies and philosophies, they will be forwarded to our Board.

Board Committees

Audit and Finance Committee

The Audit and Finance Committee is comprised of Dr. Cooley (Chair), Mr. Greene,  Mr. Cooper, and Mr. Fridson.  The Board has determined that Dr. Cooley is an “audit committee financial expert” as defined by Item 401 of SEC Regulation S-K.  The Board has determined that Dr. Cooley, Mr. Greene, Mr. Cooper, and Mr. Fridson meet the special independence requirements applicable to audit committee members under Nasdaq’s rules.  The Audit and Finance Committee has adopted a written charter, a copy of which was appended to the 2006 Proxy Statement.

The Audit and Finance Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements.  The Committee also monitors the independence, performance and qualifications of the Company’s registered public accounting firm.  The report of the Audit and Finance Committee is included in this Proxy Statement under the heading “REPORT OF THE AUDIT AND FINANCE COMMITTEE.”

Compensation Committee

The Compensation Committee is currently comprised of Mr. Cooper (Chair), Dr. Cooley and Mr. Dash.  The Compensation Committee considers the hiring and election of corporate officers, salary and incentive compensation policies for officers, and the granting of stock options to employees.  The report of the Compensation Committee is included in this Proxy Statement under heading “EXECUTIVE COMPENSATION.”

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of Mr. Greene (Chair) and Mr. Dash, both of whom are “independent” as measured by the Nasdaq rules applicable to this committee. The Nominating and Governance Committee assists the Board in identifying individuals qualified to become directors by recommending nominees for election at the Annual Meeting of Stockholders or for appointment to fill vacancies on the Board, and by developing and recommending corporate governance guidelines. The Board adopted a Charter for the Nominating and Governance Committee, a copy of which was appended to the 2004 Proxy Statement.

Nominees are chosen for their ability to represent all of the stockholders, and for their character, judgment, fairness and overall ability.  As a group, they are expected to set the appropriate policy for the Company, and to bring to the Board of Directors broad experience in business matters and an insight and awareness of the appropriate and ever changing role that corporations should have in society.  Because the advice of those facing similar problems is of particular value, executive officers of other corporations are desirable nominees.

The following personal criteria will be considered in selecting candidates for the Board of Directors:

•	Independence
•	Wisdom
•	Integrity
•	Understanding and general acceptance of our corporate philosophy
•	Valid business or professional knowledge and experience that can bear on our strategies and deliberations
•	Proven record of accomplishment
•	Willingness to speak one’s mind
•	Ability to challenge and stimulate management
•	Future orientation
•	Willingness to commit time and energy

The Nominating Committee will also consider nominations from stockholders, which are made in writing to the Secretary of the Company and comply with Bylaw requirements.  The recommendation must contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications.  Recommendations must also include a written statement from the candidate expressing a willingness to serve.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee recommends in advance the independent registered public accountanting firm to be retained by the Company to provide audit and audit related services.  In addition, the Chair of the Audit and Finance Committee pre-approves any engagement of accountants to provide non-audit services and all such engagements are reviewed and ratified by the Committee at its next meeting.

In fulfilling its oversight responsibilities, the Audit and Finance Committee reviewed and discussed with management the audited consolidated financial statements of the Company to be set forth in the Company’s  Annual Report on Form 10-K for the year ended December 31, 2008.  The Audit and Finance Committee also discussed with Dixon-Hughes, PLLC, the Company’s independent registered public accounting firm responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.  The Statement on Auditing Standards No. 61 includes, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under generally accepted auditing standards.

As discussed more fully below, the Audit and Finance Committee has received the written disclosures and the letter from Dixon-Hughes, PLLC  required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”, has considered the compatibility of nonaudit services with the auditors’ independence, and has discussed with Dixon-Hughes, PLLC their independence from the Company.

In reliance on the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for 2008 for filing with the Securities and Exchange Commission.

The foregoing report is submitted by the Audit and Finance Committee in accordance with the requirements of the Securities Exchange Act of 1934 (as amended) and the rules and regulations hereunder.

Audit Committee
Philip L. Cooley (Chair)
Titus Greene
Kenneth R. Cooper
Martin S. Fridson

INDEPENDENT PUBLIC ACCOUNTANTS

Dixon-Hughes, PLLC served as the independent registered public accountanting firm for the Company for the fiscal years ended December 31, 2008 and 2007. Grant Thornton LLP served as the independent registered public accountanting firm for the Company for the fiscal year ended December 31, 2006.  Upon the recommendation of the Audit & Finance Committee of the Board of Directors, the Company selected Dixon Hughes, PLLC to serve as its independent registered public accounting firm commencing in 2007.  Prior to this engagement, the Company had not previously consulted with Dixon Hughes, PLLC on any matters.

Dixon-Hughes, PLLC’s report on the financial statements for the fiscal years ended December 31, 2008 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  Additionally, during the fiscal years ended December 31, 2008 and 2007  there were no disagreements with Dixon-Hughes, PLLC, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Dixon-Hughes, PLLC’s, satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years.

Grant Thornton, LLP’s, report on the financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  Additionally, during the fiscal years ended December 31, 2006 and 2005 there were no disagreements with Grant Thornton, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton, LLP’s, satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years.

During the fiscal years ended December 31, 2008 and 2007  there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses previously reported by the Company in Item 9A of its Annual Reports on Form 10-K for the year ended December 31, 2007.

Representatives of Dixon Hughes, PLLC are expected to be present at the 2009 Annual Meeting and will be given an opportunity to make any statements they desire and will also be available to respond to questions.

Summary of Accountants’ Fees

Audit Fees. Dixon Hughes, PLLC’s aggregate fees billed for the 2008 and 2007 annual audits of the Company’s consolidated financial statements and quarterly reviews of the consolidated financial statements were $124,671 and $105,000, respectively.  Dixon-Hughes also billed the Company during 2008 and 2007 for additional audit procedures related to:  consents required for the Company’s Registration Statement on Forms S-3 and S-4 of $36,685 and $3,650, respectively;  the Company’s Uniform Franchise Offering Circular for 2008 and 2007 of $2,395 and $1,550, respectively; $18,000 related to the 2007 audit of Mustang Capital Advisors billed in 2008; and miscellaneous accounting consultations of $1,545 and $300, respectively.

Audit-Related Fees. Dixon Hughes, PLLC did not provide the Company with audit-related services in either 2008 or 2007.

Tax Fees.  Dixon Hughes, PLLC did not provide the Company with tax services in either 2008 or 2007.

All Other Fees.  Dixon Hughes, PLLC did not provide other services to the Company in either 2008 or 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date of July 13, 2009, the beneficial ownership of the Company’s Common Stock as of the Record Date (a) by each current executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”), (b) by each current director, (c) by all directors and executive officers as a group, and (d) by all persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock.  Unless otherwise indicated, the address for these individuals is 401 Albemarle Ave. SE Roanoke, Virginia 24013.

NAME AND ADDRESS OF PERSON	NO. OF SHARES		PERCENT OF CLASS
Sardar Biglari	934,215	(1)	33.1%
President and Chief Executive Officer, Chairman of the Board
9311 San Pedro Avenue, Suite 1440
San Antonio, TX 78216

Robyn B. Mabe	4,000	(2)	(3)
Vice President, Chief Financial Officer, Secretary/Treasurer

Robert R. Moore	--		--
President and Chief Executive Officer of
Wholly-Owned Subsidiaries Western Sizzlin Stores, Inc. and
Western Sizzlin Franchise Corporation

James C. Verney	13,606	(4)	(3)
Former President and CEO of
Wholly-Owned Subsidiaries
Western Sizzlin Stores, Inc. and
Western Sizzlin Franchise Corporation

Titus W. Greene	30,550		1.1%
Director
2109 Windermere Lane
Shelby, NC 28150

Jonathan Dash	228,106	(5)	8.1%
Director
183 Rodeo Drive
Beverly Hills, CA 90212

Philip L. Cooley	14,211	(6)	(3)
Director
Trinity University
One Trinity Place
San Antonio, TX 78212-7200

Kenneth R. Cooper	1,522		(3)
Director
14607 San Pedro, Suite 130
San Antonio, TX 78232

Martin S. Fridson	--		--
Director
54 West 21st Street. Suite 1007
New York, NY 10010

Shawn Sedaghat	413,772	(7)	14.6%
9701 Wilshire Blvd
Beverly Hills, CA 90201

6

All directors and officers as a group beneficially own shares or 1,217,245 shares or 43.0% of the outstanding Common Stock as of the Record Date of July 13, 2009.  This number includes shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(1)	This number of beneficially owned shares is owned by The Lion Fund, L.P. in which Sardar Biglari has sole voting and dispositive power through his control of the general partner, Biglari Capital Corp.

(2)	This number of beneficially owned shares includes 2,500 shares purchasable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(3)	Represents less than 1% of the outstanding Common Stock of the Company.

(4)
Based upon a Form 4/A filed with the SEC on June 6, 2008.  Mr. Verney’s employment was terminated in July 2008 by mutual agreement of the parties and pursuant to the terms of a Severance and Release Agreement.

(5)
This number of beneficially owned shares includes 2,000 shares purchasable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date. The number of beneficially owned shares also includes 200,723 shares owned by clients of Mr. Dash’s investment advisory business, Dash Acquisitions, LLC, and over which Mr. Dash exercises sole voting and dispositive power.

(6)	This number of beneficially owned shares includes 2,000 shares purchasable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(7)	Based on a Form 4 filed with the SEC on May 13, 2009.

EXECUTIVE COMPENSATION

The following is a list of the names and ages of the current officers of the Company, their business history for the last five years and their term of office with the Company:

NAME	AGE	POSITION AND PRINCIPAL OCCUPATION SINCE 2004	OFFICER SINCE
Sardar Biglari	31	President and Chief Executive Officer of the Company since May 2007. Chairman of the Board of Directors since March 2006, director since December 2005. Director of The Steak n Shake Company since April 2008; Chairman and Chief Executive Officer of The Steak n Shake Company since August 2008. Chairman and Chief Executive Officer of Biglari Capital Corp., the general partner of The Lion Fund, L.P., a private investment fund, since its inception in 2000.	2007

Robyn B. Mabe	47	Vice President and Chief Financial Officer; Secretary/Treasurer. Western Sizzlin’s Director of Accounting and Corporate Controller from January 1, 1994 through December 31, 2003; Secretary/Treasurer since January 1, 1999; Western Sizzlin’s Vice President and Chief Financial Officer since February 1, 2001.	1999

Robert R.Moore	59	President and Chief Executive Officer of wholly-owned subsidiaries, Western Sizzlin Franchise Corporation and Western Sizzlin Stores, Inc., since June 23, 2008. Prior to employment with the Company, Mr. Moore was Chief Restaurant Operations Officer for Whataburger, Inc., Corpus Christi, Texas from December 1991 to July 1995, rejoined Whataburger in November of 1997 to July 2007. Mr. Moore was self employed from July 2007 until in July 2008.	2008

Compensation Committee Report on Executive Compensation for the Fiscal Year Ended December 31, 2008

The Compensation Committee is responsible for reviewing and recommending to the Board annually the compensation of all executive officers of the Company and its subsidiaries.  In the past, this charge has included reviewing and recommending to the Board the compensation to be paid to the Chief Executive Officer, however, this function is not presently operative since Mr. Biglari is not compensated for his services in his capacity as President and Chief Executive Officer.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with management.  Based upon this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Kenneth R. Cooper (Chair)
Philip L. Cooley
Jonathan Dash

Compensation Discussion and Analysis

Compensation Philosophy.  The Company’s executive compensation program is designed to attract and retain executives who are vital to the firm’s long-term success.  Decisions with respect to executive compensation are made by the Compensation Committee of the Board of Directors on an individual basis, based upon a number of factors, including the provisions of any existing employment contract with an executive, evaluation of the executive’s performance, the level of responsibility associated with the executive’s position, recruitment requirements and the performance of the Company.  Compensation of the executives of the Company has historically been structured to motivate, reward and retain the executives consistent with the needs of the Company from time to time.  Mr. Biglari, appointed as President and Chief Executive Officer in May 2007, is excluded from this program due to his election not to receive any compensation for serving in these capacities.

In 2007, the Compensation Committee established a policy that disregards both the market value of the Company and the profitability of the parent Company in determining the compensation for these executives.  The principal components of the Company’s executive compensation program for 2007 and forward are salary and bonus.  The Company has frozen all stock option plans and will not issue new grants of stock options to executives as of the beginning of the second quarter of 2007.  Only 1,000 options were issued in 2007, prior to the freeze on new grants.  The Compensation Committee believes that each executive’s overall remuneration should reflect his or her performance over time, and a mix of salary and bonus is used to achieve that goal.  Compensation will not be related to activities that are not under the executives’ domain.

Base Salary.  Factors considered by the Compensation Committee in setting executive salaries are typically subjective, such as the Committee’s perception of functional responsibility and performance.  In the case of the Chief Executive Officer (prior to Mr. Biglari’s appointment), the Committee also considered its expectations as to his future contributions in directing the long-term success of the Company and its business.  Base salaries have historically been reviewed annually and may be changed based upon the individual performance, subject to any contractual arrangement with the executive.  This philosophy is also applied to key executives of the Company’s subsidiaries, such as Mr. Moore who was appointed Chief Executive Officer of the Company’s wholly-owned subsidiaries Western Sizzlin Stores, Inc. and Western Sizzlin Franchise Corporation in July 2008.  Mr. Moore replaced James C. Verney in these positions.

Mr. Moore’s salary in 2008 was $250,000 annually, pro-rated for his time with the Company.  In 2009, Mr. Moore’s salary will be $250,000.  Mr. Verney’s salary in 2008, 2007 and 2006 was $210,000, $260,000 and $260,000, respectively.

The Compensation Committee also sets the base salary of the Chief Financial Officer.  Mrs. Mabe’s salary in 2008, 2007 and 2006 was $129,000 and $125,000, and $121,000, respectively.   In 2009, Mrs. Mabe’s salary will be $132,000.

Cash Bonus.  The Company utilizes two types of bonuses — a performance based bonus and a discretionary bonus.  The performance based bonus programs are established annually by the Compensation Committee and approved by the Board, with bonus payments tied to performance milestones applicable to each executive.  No performance bonuses were paid in 2008 to any of the named executive officers.   Mrs. Mabe was paid discretionary bonuses in 2008 and 2007 of $8,000 and $10,000 in 2006, on the basis of her expeditiously facilitating a number of initiatives directed by the Board.  Mr. Moore did not receive a discretionary bonus in 2008.  Mr. Verney did not receive a discretionary bonus in either 2008 or 2007; he was paid a $25,000 discretionary bonus in 2006.  Discretionary bonuses are tied to the Compensation Committee’s judgment of the executive’s performance in the following areas and other areas deemed appropriate in the Board’s discretion:

•           Retention of current franchises.

•           Addition of new franchises.

•           Restaurant openings by franchises.

•           Profit performance of the five Company-owned stores.

•           Management of the Company’s accounts receivable and notes receivable.

Overarching these four areas is the Board’s interest in increasing free cash flow.

In 2009, the Company intends to utilize a bonus structure similar to that applied in 2008, with updated targets set in regard to return on investment, cash flow, and system-wide sales increases.

Employment Agreements.  Mr. Biglari, who was appointed President and Chief Executive Officer in  May  2007, does not have an employment agreement.  Mr. Moore, who was appointed Chief Executive Officer of the Company’s wholly-owned subsidiaries Western Sizzlin Stores, Inc. and Western Sizzlin Franchise Corporation in July 2008, did not have an employment agreement in 2008.  Mr. Verney was employed pursuant a written Employment Agreement dated July 1, 2003, as subsequently amended by a written Binding Memorandum of Understanding dated January 4, 2005 and an Amendment dated May 16, 2007.  The initial term of the agreement was 18 months, and it renewed for successive one-year terms absent written notice of non-renewal from either party.  The agreement (as amended) provided Mr. Verney compensation in the form of a base salary, cash bonus and stock options.  The salary amount was subject to annual adjustment by the Compensation Committee, as described above.  Mr. Verney was eligible to receive performance bonuses pursuant to a plan established annually by the Compensation Committee.  All stock options required to be granted by the Company to Mr. Verney under this agreement were issued since 2005.  No discretionary options were issued since that time.  Mr. Verney’s agreement provided other benefits of the type available to other Company employees such as health insurance and retirement plan participation.  The agreement provided for a severance payment of one year’s base salary at the rate then in effect plus reimbursement for premiums for health benefits in the event of termination without cause.  Mr. Verney’s employment was terminated in July 2008 by mutual agreement of the parties and pursuant to the terms of a Severance and Release Agreement.  Severance payments to Mr. Verney are consistent with his Employment Agreement and are comprised of one-year’s base salary at the rate then in effect and pursuant to the Company’s regular payroll practices, plus reimbursement for premiums for health benefits, totaling approximately $216,000.  The Severance and Release Agreement also provides for mutual non-disparagement, non-solicitation (19 months), confidentiality/trade secret and intellectual property protection, non-competition (12 months) and mutual releases.

In March, 2009, the Company entered into a written Employment Agreement with Robert R. Moore, President and Chief Executive Officer the Company’s wholly-owned subsidiaries Western Sizzlin Stores, Inc., and Western Sizzlin Franchise Corporation. The Agreement provides Mr. Moore with a minimum base salary of $250,000 per year. He is eligible for bonus compensation equal to twenty percent (20%) of Cash Flows (as defined in the Agreement) in excess of $2.3 million annually as adjusted by a charge of 20% of any incremental investment of capital during each year. He also receives a monthly car allowance of $1,500 per month and a housing allowance of $1,500 per month. He is eligible for such other benefits as are offered other employees from time to time and will be reimbursed for out-of-pocket expenses pursuant to the Company’s existing policies. The initial term of the agreement expires on December 31, 2009, and it automatically renews for successive one-year renewal terms. During any term the Agreement is terminable by either party on thirty (30) days prior written notice, automatically in the event of Mr. Moore’s death or disability, any time by mutual written agreement, or by the Company for cause (as defined in the Agreement). In the event the Agreement is terminated by the Company without cause, Mr. Moore is entitled to severance benefits equal to three (3) months’ salary during the initial term, six (6) months’ salary during the first renewal term, nine (9) months’ salary during the second renewal term and twelve (12) months’ salary if during a subsequent renewal term. In the event of such termination he would also be offered continuing insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA) and the Company will reimburse premiums paid by him for a period of three (3) months. The Agreement also contains customary provisions concerning the protection of Company property and confidential information. It also provides for periods of non-competition and non-solicitation.

On September 11, 2007, the Company entered into an employment agreement with Robyn B. Mabe, its Chief Financial Officer.  This agreement provides Mrs. Mabe with an annual base salary of $125,000 and eligibility for an annual discretionary performance bonus. The Company’s employment agreement with Mrs. Mabe also contains certain severance provisions.  The agreement provides certain termination benefits in the event that Mrs. Mabe’s employment with the Company is terminated without cause and upon a change of control. Under the terms of the agreement, in the event of termination without cause Mrs. Mabe will receive termination benefits equal to six months of her annual base salary in effect on the termination date and the continuation of health and welfare benefits through the termination date of the agreement. If within one year following the occurrence of a change of control Mrs. Mabe’s employment is terminated, in lieu of the severance benefits previously described, she will receive termination benefits equal to her base salary in effect on the change of control date and the continuation of health and welfare benefits through the termination date of the agreement.  Assuming a termination date of December 31, 2008, as required by SEC rules, the approximate value of the severance benefits would have been approximately $135,000.  The agreement also contains a restrictive covenant prohibiting Mrs. Mabe from competing with the Company and requiring her to maintain the confidentiality of certain Company information.

The Company’s obligations under the above-described agreements are conditioned upon compliance with the terms of the agreement, which include as applicable provisions concerning non-disclosure of confidential information, non-solicitation of employees, and covenants not to compete with the Company.

Summary Compensation Table

The following table sets forth compensation paid to certain executive officers during the last three fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)(3)	Total ($)
Sardar Biglari, CEO	2008	0	0	0	0	14,000	14,000
	2007	0	0	0	0	13,500	13,500
	2006	0	0	0	0	13,000	13,000
Robert R. Moore, President and CEO of subsidiaries - Western Sizzlin Stores, Inc. and Western Sizzlin Franchise Corporation	2008	125,000	0	0	0	21,000	146,000
James C. Verney, Former President and CEO of Western Sizzlin Stores, Inc. and Western Sizzlin Franchise Corporation	2008	210,000	0	0	0	0	210,000
	2007	260,000	0	0	0	0	260,000
	2006	260,000	0	0	0	12,000	272,000
Robyn B. Mabe, Chief Financial Officer	2008	129,000	8,000	0	0	0	137,000
	2007	125,000	8,000	0	0	0	133,000
	2006	121,000	10,000	0	0	0	131,000

(1)	Represents discretionary bonuses paid to the named executive.

(2)	This amount for Mr. Biglari consists of director fees paid in cash.

(3)	The amount for Mr. Moore includes car allowance and housing allowance pro-rated based on hire date; and for Mr. Verney includes annual car allowance of $12,000 in 2006, which was eliminated in 2007.

Outstanding Equity Awards at Fiscal Year-End

OPTION AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Sardar Biglari	0	0	N/A	N/A

James C. Verney	0	0	N/A	N/A

Robert R. Moore	0	0	N/A	N/A

Robyn B. Mabe	2,500	0	7.15	8/24/2010

OPTION EXERCISES

	Option Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
James C. Verney	22,500	149,503

STOCK PERFORMANCE GRAPH

The following chart shows the changes in value over the five years ending December 31, 2008, of an assumed investment of $100 of (i) the Company’s Common Stock; (ii) stocks that comprise the Russell 2000 Index; and (iii) the Common Stocks of a peer group of companies comprised of Pizza Inn, Inc., and Star Buffet, Inc.  The value for the assumed investments depicted on the graph and in the table has been calculated assuming that cash dividends are reinvested.

	12/03	12/04	12/05	12/06	12/07	12/08

Western Sizzlin Corporation	100.00	128.78	211.81	158.40	397.09	281.14
Russell 2000	100.00	118.33	123.72	146.44	144.15	95.44
Peer Group	100.00	109.09	121.47	111.42	120.26	67.95

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission.  Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended December 31, 2008, timely filings were made.

RELATED PARTY TRANSACTIONS

The Board of Directors has a policy that all transactions with its officers, directors, employees and affiliates of the Company will be approved by a majority of disinterested directors of the Company or a special committee of the Board of Directors consisting of disinterested persons, and will be on terms no less favorable to the Company that such directors or committee believe would be available from unrelated third parties.  There were no related party transactions with officers, directors, employees or affiliates of the Company during 2008 or 2007.

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to its directors, officers and employees.  A copy of the Code of Ethics was filed as an exhibit to the Company’s Annual Report on Form 10-K for 2003.  The Company recently made technical amendments to the Code of Ethics to clarify the reporting points of contact for suspected violations. The Company will provide a copy of the Amended and Restated Code of Ethics to any person without charge upon the Chief Financial Officer’s receipt of a written request for such a copy.

OTHER MATTERS

The Company knows of no other matters to be submitted at the 2009 Annual Meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

ANNUAL REPORT AND OTHER AVAILABLE INFORMATION

The Company is concurrently sending all of its stockholders of record as of July 13, 2009 a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Such report contains the Company’s certified consolidated financial statements for the fiscal years ended December 31, 2008 and 2007.  Upon your request, we will provide, without any charge, a copy of any of our filings with the SEC. Requests should be directed to Robyn B. Mabe, Secretary, Western Sizzlin Corporation, 416 South Jefferson Street, Suite 600, Roanoke, Virginia 24011 or (540) 345-3195.  You may also access a copy of our Annual Report on Form 10-K electronically in the Investor Relations section of the Company’s website, www.western-sizzlin.com or at http://www.western-sizzlin.com/investors/meeting2009.html.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robyn B. Mabe
Secretary

WESTERN SIZZIN CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 13, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Company’s Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at:  http://www.western-sizzlin.com/investors/meeting2009.html.

The undersigned hereby constitutes and appoints Sardar Biglari and Robyn B. Mabe or either of them, with full power to act alone, or any substitute appointed by either of them as the undersigned’s agents, attorneys and proxies to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders of Western Sizzlin Corporation to be held at the NASDAQ Marketsite located at 4 Times Square (Broadway at the corner of 43rd Street), New York, New York 10036, on Thursday, August 13, 2009 at 2:00 p.m. local time or any adjournments or postponement thereof, as indicated hereon.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.
Please mark your votes as indicated in this example / X /

1. Election of Directors for Annual term		Sardar Biglari, Philip L. Cooley, Titus W. Greene, Kenneth Cooper, Jonathan Dash, and Martin L. Fridson
FOR the six nominees (except as marked to the contrary to the right)	WITHHOLD AUTHORITY to vote for the five nominees listed to the right.	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)
☐	☐
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated: _________________________, 2009

____________________________________
Signature of Stockholder

____________________________________
Signature of Stockholder

Please sign exactly as your name appears at the left.  When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title.  All joint trustees must sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY:

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